UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        October 22, 1998
                                                --------------------------------

                            World InterNetworks, Inc.
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             (Exact name of registrant as Specified in Its Charter)

        Nevada                    033-05844-NY                 87-0443026
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
or Incorporation)                                         Identification Number)


5152 North Edgewood Drive, Suite 250, Provo, Utah                   84604
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(Address of Principal Executive Offices)                          (Zip Code)

                                 (801) 426-1500
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Item 3.      Voluntary Reorganization, Receivership or Bankruptcy

         The report of the Independent Certified Public Accountants for the fiscal year ending February 28, 1998 expressed reservations about the Company's ability to continue as a going concern. Large operating losses and negative working capital were cited as the primary reasons for their reservations. These problems were magnified when, in August 1998, the Company discontinued a relationship with a Distributor that had provided 69 percent of the Company's revenues for the fiscal year ended February 1998. The Company formed a subsidiary, Global Media, Inc., which has been unsuccessful in replacing the lost revenue from this Distributor.

         The Company has attempted to develop alternative sources of working capital but has been unsuccessful in obtaining the necessary financing to date. The Company, which primarily conducts its operations through three subsidiaries, WI Marketplace, Inc., Global Media, Inc. and Global Wholesale Exchange, Inc., is uncertain as to its ability to develop sources of capital sufficient to allow it to operate successfully. Consequently, with the exception of making arrangements for the web sites of its Distributors be serviced until further notice by a third-party vendor, the company has substantially ceased operations. The Company is evaluating the alternatives available to it, including voluntary reorganization, receivership, or seeking relief under the bankruptcy statutes; however, management has taken no official action with regard to these alternatives.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.

                            WORLD INTERNETWORKS, INC.


October 27, 1998                  By:/s/ Ronald A. Nilsson
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                                     Ronald A. Nilsson, Chief Executive Officer